EXHIBIT 10.79

DEBT SECURITIES PURCHASE AND ASSUMPTION AGREEMENT &

SECURITIES ECHANGE AND SETTLEMENT AGREEMENT

THIS AGREEMENT is made as of the Effective Date below by and between the undersigned Seller ("Seller" or the "Company") and the undersigned assignee ("Assignee" and with Seller, the "Parties") and is joined in by the subject trading company, on the signature page hereof, for the express purpose stated.

WITNESETH:

WHEREAS, the Seller holds debt in the aggregate principal amount stated on the signature page (the "Debt") in the trading company identified below, which Debt arose over 6 months past and:

WHEREAS, the Seller wishes to assign and transfer its rights in the Debt to the Assignee and the Assignee wishes to accept such PURCHASE, all subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties and trading company agree as follows:

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Nature of Debt, PURCHASE of Debt. A. The Seller represents that the Seller is not and has not been, an officer, Director or 10% or more shareholder of the trading company and in acting as a non affiliate is not restricted from assigning this Debt and also the Debt is a non contingent liquidated obligation owed to it that was created and became valid in excess of one year prior to this date and that there are no obligations or liabilities of any kind remaining due from the Seller that would be a condition to the validity or collection of the Debt and that the Assignee by purchasing such Debt does not become obligated to perform any of the past agreements, if any, of any nature, owed by the Seller to the trading company. Further, as part of the PURCHASE of the Debt, the Assignee acquires all contemplated conversion rights into common stock of the trading company, of the Seller, and the beneficial ownership and right to same relating back. Seller also represents that from the time the Debt was created, regardless of how it was documented at that time or subsequently, the Seller, with the cooperation of the trading company, could have obtained a consolidation of the Debt into a promissory note, debenture or similar instrument. Also, the Seller confirms that it was the understanding with the Company, that the Debt could be converted into shares of common stock in the Company to settle the Debt, over 6 months past. Subject to the terms and conditions set forth herein, Seller hereby assigns and transfers to Assignee, and Assignee hereby purchases and acquires from Seller, the Debt, confirmation of which is attached hereto as Attachment A, including all rights. As consideration for such PURCHASE, Assignee shall pay Seller the amount on the signature page hereof being the "PURCHASE Payment." As part of the Debt PURCHASE, Seller shall transfer all related supportive documents to the Assignee and all UCC and other financing rights, but in no event is the Assignee required to investigate or verify the Debt or supportive documents since it is a commercial representation by the Seller that the Debt is real and support is true and complete.

2.	Seller Bound. Seller hereby accepts the foregoing PURCHASE and transfer and promises to be bound by and upon all the covenants, agreements, terms and conditions set forth therein.

3.

Benefit and PURCHASEs. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no party, except Assignee, shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, and any such attempted PURCHASE shall be null and void and of no force or effect.

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4.

Representations. Seller warrants and represents that it/he/she has good title to said Debt, full authority to sell and transfer same, that any shareholder or Board of Director approval of the Seller has been obtained and that said Debt is being sold free and clear of all liens, encumbrances, liabilities and adverse claims, of every nature and description. Seller further warrants that it shall fully defend, protect, indemnify and save harmless the Assignee and its lawful successors and assigns from any and all adverse claim, that may be made by any party against said Debt. Seller represents and understands that it assigns any and all Debentures and similar instruments and conversion rights that would be from the trading company to the Seller to the Assignee to use and hold as it determines.

5.

Waiver. Any party hereto shall have the right to waive compliance by the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant. No waive, however, is valid unless in writing and the other Party is notified of same, except if the waiver is from the assignee and relates to any dealing between the trading company and the Assignee in which case notice to the Seller is not relevant.

6.

Applicable Law and Venue. The laws of the State of Delaware, without reference to conflict of laws principles, shall govern this Agreement and the sole venue for any suit relating hereto shall be a court in Westchester County, New York.

7.

Further Representations. The Assignee and Seller represent they are both (1) an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated in relation to the Securities Act of 1933, as amended, and (2) sophisticated and experienced in making investments, and (3) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the securities, and (4) they are able to afford the loss of investment in the securities. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular. From and after the date of this Agreement, Seller agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the parties shall be the last known address of the party. Seller agree to co-operate in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto. Representations of the Seller shall survive the closing of this Agreement.

8.	Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

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9.

Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without SIMH validating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not SIMH validate or render unenforceable such provision in any other jurisdiction.

10.

Entire Agreement. This Agreement contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

11.

Joint Drafting. The parties agree that this Agreement hereto shall be deemed to have been drafted jointly by all parties hereto, and no construction shall be made other than with the presumption of such joint drafting. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall also be as effective and enforceable as the original.

12.

It is hereby agreed that in the event any Installment Payment noted above is not paid by Bank transfer within 10 days of the Due Date, for any reason, then at the option of the Seller this agreement may be immediately cancelled and sent to Beaufort Capital Partners, LLC in writing to reflect an PURCHASE amount of the amount actually paid to date of cancellation. Upon cancellation of PURCHASE made under this agreement, the Note and the debt under the note will revert back to the Seller and the Seller has the right to treat this Agreement as rescinded and to revert to all its rights under the Assigned Loan Agreement. Upon the rescission of this Agreement, any installments it has paid to the Seller shall be applied towards the Debt. The only recourse against Assignee for non-payment shall be rescission.

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Each of the parties hereto has caused this Debt Securities Purchase and Assumption Agreement & Securities Exchange and Settlement Agreement to be executed as of Effective Date below.

Effective Date: 08/25/2014

Amount of Debt: $35,000.00

Payable as follows: $35,000.00 upon the Assignee's Clearing Firm's approval.

Name of Trading Company: Sanomedics International Holdings, Inc. ("SIMH")

Name of Seller: CLSS Holdings, LLC

Debt Conversion Feature: The Assignee shall be permitted to convert any portion of the assigned debt at any time after the Maturity Date until this Note is no longer outstanding, this Note, including interest and principal, shall be convertible into shares of Common Stock at a discount of 50% off of the lowest intra-day trade within 10 days prior submission of the conversion.

Name of Assignee: Beaufort Capital Partners, LLC

Assignee:		Seller:

Beaufort Capital Partners, LLC		CLSS Holdings, LLC

By:	/s/ Robert Marino	By:	/s/ Craig Sizer
Print Name:	Robert Marino	Print Name:	CLSS Holdings, LLC

The undersigned trading Company hereby joins in for the following express purposes: it hereby agrees and confirms the statements as to the past and current nature of the Debt and relationship with the Seller is true and complete, and that it approves of the PURCHASE stated above and has all necessary Board of Director and Shareholder approval, if any, needed.

Sanomedics International Holdings, Inc

By:	/s/ Keith Houlihan
Name:	Keith Houlihan
Title:	President

Effective Date: 08/25/2014

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Debt Securities Purchase and Assumption Agreement & Securities Echange and Settlement

Agreement between Sanomedics International Holdings, Inc and Beaufort Capital Partners, LLC Dated 08/25/2014

In connection with the above referenced agreement and exhibits and related agreements and instruments, herein the Agreement, and any present and any future conversion requests of Beaufort Capital Partners, LLC ("Beaufort") we irrevocably confirm:

1.

Sanomedics International Holdings, Inc ("SIMH") is not, and has not been, a shell issuer as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the "Securities Act") nor is or was a "shell" as otherwise commonly understood;

2.

SIMH is, unless noted "Not Applicable," subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This is not applicable to SIMH.

3.	SIMH has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange

Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting;

4.	The original Debts noted in the above referenced Agreement, and the contents of the above referenced Agreement, is accurate and said original Debts and related stock and conversion rights is greater than 12 months old and was owned and subject to PURCHASE and transfer to you by a non-affiliate which transfer has been made.

5.

SIMH is now and will remain current with all obligations with its stock transfer agent, OTC Markets and its State of incorporation. Your company and officers and owners and affiliates are not officers, Directors or material shareholders of SIMH or affiliates of SIMH, Beaufort is not an affiliate.

Any and all approvals needed in relation to the above referenced Agreement, this letter, for the assistance of our transfer agent, etc., is obtained. The Agreement reflects, among other things, conversion rights we otherwise afford to the non-affiliate debt holders.

Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: 08/25/2014

Very truly yours,

By:	/s/ Keith Houlihan
Name:	Keith Houlihan
Title:	President

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